Exhibit 10.1

PROPOSED EXECUTION VERSION

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: September 28, 2026	$3,000,000.00

SENIOR SECURED CONVERTIBLE DEBENTURE DUE September 28, 2029

THIS SENIOR SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued Senior Secured Convertible Debentures of Lion Group Holding Ltd., a Cayman Islands exempted company (the “Company”), having its principal place of business at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693, designated as its Senior Secured Convertible Debenture due September 25, 2029 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”) issued pursuant to the Securities Purchase Agreement, dated as of June 17, 2025 (the “Subscription Date”), by and among the Company and the investors (the “Purchasers”) referred to therein, as amended from time to time, with underlying ADSs issued pursuant to a registration statement on Form F-6 which has 95,786,346 ADSs (as defined below) issuable upon deposit of Ordinary Shares (as defined in the Purchase Agreement) (Registration No. 333-273223) (the “ADS Registration Statement”). Certain capitalized terms used herein are defined in Section 1 below.

FOR VALUE RECEIVED, the Company promises to pay to ATW Digital Asset Opportunities VI LLC or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $3,000,000.00 (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set forth above as the Original Issue Date (the “Original Issue Date”) until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale) in accordance with Section 5(b) of ADSs (other than rights of the type described in Section 5(c) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

“ADS Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital shares of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company (other than by means of conversion of the Debentures), (b) the Company merges into or consolidates with any other Person (as defined in the Purchase Agreement), or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries (as defined in the Purchase Agreement), taken as a whole) sells or transfers all or substantially all of its assets to another Person and the shareholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Amount” means the sum of (A) the portion of the Principal of this Debenture to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal of this Debenture, (C) accrued and unpaid Late Fees with respect to such Principal of this Debenture and Interest, and (D) any other unpaid amounts pursuant to the Transaction Documents (as defined in the Purchase Agreement), if any.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the VWAP of the ADSs on the day the Holder delivers the applicable Notice of Conversion and (B) the difference obtained by subtracting (I) the number of ADSs delivered (or to be delivered) to the Holder on the applicable ADS Delivery Date with respect to such conversion from (II) the quotient obtain by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of such conversion, by (y) the applicable Conversion Price without giving effect to clause (x) of such definition.

“Conversion Floor Price Condition” means, with respect to any given conversion of this Debenture that (x) a Floor Price Event exists as of the applicable Conversion Date with respect thereto and (y) the relevant Conversion Price is being determined based on clause (x) of the definition of “Conversion Price” herein.

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the ADSs issuable upon conversion of this Debenture in accordance with the terms hereof.

“Convertible Securities” means any shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any ADSs and/or Ordinary Shares.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Equity Conditions” means, with respect to an given date of determination, (a) on each day during the period beginning twenty (20) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of the Transaction Documents, (c) either (x) one or more Registration Statements filed pursuant to the Registration Rights Agreement (as defined in the Purchase Agreement) shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any ADSs (including the underlying Ordinary Shares) previously sold pursuant to such prospectus deemed unavailable) for the resale of all ADSs (including the underlying Ordinary Shares) to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination at the Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) (each, a “Required Minimum Securities Amount”), in each case, in accordance with the terms of the Registration Rights Agreement and there shall not have been during such period any Grace Periods (as defined in the Registration Rights Agreement) or (y) all Registrable Securities (as defined in the Registration Rights Agreement) shall be eligible for sale pursuant to Rule 144 (as defined in the Purchase Agreement) without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Debentures, and other issuance of securities with respect to the Debentures) as set forth in a written opinion letter to such effect, addressed and acceptable to the Depositary and the Holder and no Current Public Information Failure (as defined in the Registration Rights Agreement) exists or is continuing, (d) on each day during the Equity Conditions Measuring Period, the ADSs are trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the ADSs on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all of the ADSs then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the ADSs in question to the Holder would not violate the limitations set forth in Section 4(d) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates (as defined in the Purchase Agreement), that constitutes, or may constitute, material non-public information, (j) on each day during the Equity Conditions Measuring Period, the daily dollar trading volume for the ADSs on the principal Trading Market (as reported by Bloomberg, LP) exceeds $100,000 per Trading Day, (k) any ADSs to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the principal Trading Market on which the ADSs are then listed or designated for quotation (as applicable); the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of Registrable Securities in accordance with the terms of the Registration Rights Agreement or (2) any Registrable Securities to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Debentures, other issuance of securities with respect to the Debentures) and no Current Public Information Failure exists or is continuing; (l) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (m) on the applicable date of determination (A) no Authorized Share Failure (as defined below) shall exist or be continuing and the applicable Required Minimum Securities Amount of ADSs are available and reserved by the Company to be issued pursuant to the Debentures and (B) all ADSs to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure, (n) no bone fide dispute shall exist, by and between any of holder of Debentures, the Company, such applicable Trading Market in which the ADSs of the Company is then principally trading and/or FINRA with respect to any term or provision of any Debenture or any other Transaction Document and (o) the ADSs issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on a Trading Market.

“Equity Conditions Failure” means that on any date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

“Event of Default” shall have the meaning set forth in Section 8(a).

“Fixed Conversion Price” shall have the meaning set forth in Section 5(b).

“Floor Price” shall initially mean $1.46 per ADS, and which shall be proportionately decreased upon a share split, share subdivision of the ADS or increase in the ADS ratio, and shall be proportionately increased in the case of a reverse share split, share combination or decrease in the ADS ratio. Beginning on the date that is six months following the Original Issue Date, and every six month anniversary thereafter (each, an “Adjustment Date”), the “Floor Price” shall be adjusted to equal the lower of (i) the Floor Price then in effect, and (ii) 20% of the lower of (x) the closing price of the ADS as of the Trading Day ended immediately prior to such applicable Adjustment Date and (y) the quotient of (I) the sum of each closing price of the ADS on each Trading Day of the five (5) Trading Day period ended on, and including, the Trading Day ended immediately prior to such applicable Adjustment Date, divided by (II) five (5). All such determinations to be appropriately adjusted for any share split, stock dividend, stock combination, change to the ADS ratio during any such measuring period. Further, if the Conversion Price is amended pursuant to Section 4(b) hereof to be lower than the Floor Price then in effect then the Floor Price shall be automatically adjusted to such lower price.

“Floor Price Event” shall mean, as of any date of determination, the VWAP of the ADS is less than 120% of the Floor Price then in effect for any five (5) Trading Days during the twenty (20) consecutive Trading Day period (“Floor Price Event Measuring Period”) ending and including the Trading Day immediately preceding such time of determination; provided, that, (i) if the VWAP of the ADSs for any consecutive five (5) Trading Days during such Floor Price Event Measuring Period exceeds 120% of the Floor Price then in effect, or (ii) if the VWAP of the ADSs exceed 400% of the Floor Price for any one (1) Trading Day during such Floor Price Event Measuring Period, then any such Floor Price Event shall not be deemed to exist.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest ADS Amount” shall have the meaning set forth in Section 2(a).

“Interest Conversion Rate” means the lesser of (a) the Conversion Price or (b) the greater of (x) the Floor Price and (y) 90% of the lesser of (i) the average of the VWAPs for the five (5) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the average of the VWAPs for the five (5) consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Interest Conversion Shares are issued and delivered if such delivery is after the Interest Payment Date.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 125% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“Maturity Date” shall mean September 28, 2029; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction or Change of Control Transaction in the event that a Fundamental Transaction or a Change of Control Transaction is publicly announced (or otherwise disclosed to the Holder) prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Debenture pursuant to Section 4 hereof, and the Conversion Amount would be limited pursuant to Section 4(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Debenture.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares, ADSs and/or Convertible Securities.

“Original Issue Date” means the date of the first issuance of this Debenture, regardless of any transfers of this Debenture and regardless of the number of instruments which may be issued to evidence this Debenture.

“Permitted Lien” means the individual and collective reference to the following:

(a) (a) Liens (as defined in the Purchase Agreement) for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of June 17, 2025 among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Purchased Tokens” means any Tokens acquired, directly or indirectly, by the Company with all, or any part, of the net proceeds of the purchase price of the Debentures.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Tokens” shall have the meaning as set forth in the Purchase Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of ADS so reported, or (d) in all other cases, the fair market value of a share of ADS as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities (as defined in the Purchase Agreement) then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Interest.

(a) General. Prior to the payment of Interest on an Interest Payment Date, Interest on this Debenture shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 4 or upon any redemption in accordance herewith or any required payment upon any Bankruptcy Event. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8.0% per annum to the extent such interest is paid in cash or 12.0% to the extent such interest is paid in ADSs at the Company’s election (as applicable, the “Interest Rate”), payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date, on each Conversion Date (as to that principal amount then being converted) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), subject to the satisfaction (or waiver) of the Equity Conditions and such other conditions below, in duly authorized, validly issued, fully paid and non-assessable ADSs at the Interest Conversion Rate (the dollar amount to be paid in ADSs, the “Interest ADS Amount”) or, at the Company’s option, in cash or a combination thereof; provided, however, that payment of interest in ADSs may only occur if (i) no Equity Conditions Failure exists (unless (x) waived by the Holder in writing or deemed waived by the Holder in connection with a conversion pursuant to a Notice of Conversion delivered by the Holder) during the 20 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such ADSs are actually issued to the Holder, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than five (5) Trading Days prior to the commencement of such Interest Notice Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of ADSs to be applied against such Interest ADS Amount equal to the quotient of (x) the applicable Interest ADS Amount divided by (y) the lesser of the (i) then Conversion Price and (ii) the Interest Conversion Rate assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (the “Interest Conversion Shares”).

(b) Company’s Election to Pay Interest in Cash or Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, ADSs or a combination thereof (other than in connection with voluntary conversion of any Conversion Amount by the Holder pursuant to any Notice of Conversion) shall be at the sole discretion of the Company. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, ADSs or a combination thereof and the Interest ADS Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. The aggregate number of ADSs otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

(c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in ADSs (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(c)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in Ordinary Shares to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

(d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Company has elected to pay accrued interest in the form of ADSs but the Company is not permitted to pay accrued interest in ADSs because it fails to satisfy the conditions for payment in ADSs set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering either ADSs pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of ADSs otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest ADS Amount, then the Holder shall promptly return such excess shares to the Company.

(e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

(f) Interest Make-Whole. Upon the conversion of all of this Debenture prior to the Maturity Date, the Holder shall be entitled to receive all interest which would have accrued on the principal amount being converted after the date of such conversion, in any combination of cash or ADSs at the Company’s election and in accordance with the procedures set forth in Section 2(a) (the “Make-Whole Payment”). Notwithstanding anything in Section 2(a) to the contrary, in the event all of this Debenture is converted prior to the Maturity Date, the Company shall make the Make-Whole Payment within three (3) Trading Days of such conversion. In addition to the foregoing, upon the partial conversion of this Debenture prior to the Maturity Date, the Holder shall be entitled to receive all accrued and unpaid interest plus the interest which would have accrued on the principal amount being converted after the date of such conversion, in any combination of cash or ADSs at the Company’s election and in accordance with the procedures set forth in Section 2(a) (the “Partial Make-Whole Payment”). Notwithstanding anything in Section 2(a) to the contrary, in the event a portion of this Debenture is converted prior to the Maturity Date, the Company shall make the Partial Make-Whole Payment within three (3) Trading Days of such conversion. For example, if the Holder converts $100,000 in principal amount of this Debenture on the five (5) month anniversary of the Original Issue Date, the Partial Make Whole Payment shall equal to all accrued but unpaid interest and thirty-one (31) months of interest that would have accrued on the converted principal had such principal not been converted prior to the Maturity Date.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into ADSs at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). The Holder shall be entitled to include in any Notice of Conversion, for conversion the amount of any issuance fee payable to Deutsche Bank in respect of the ADSs issuable in respect of such Notice of Conversion. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the ADS Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

(b) Conversion Price. Subject to adjustment as provided herein, the conversion price (the “Conversion Price”) in effect on any Conversion Date shall be the lower of (i) $7.30 per ADS ($0.0000012 per Ordinary Share), subject to adjustment as provided herein (the “Fixed Conversion Price”), and (ii) the greater of (x) the Floor Price then in effect and (y) 90% of the lowest daily VWAP for the ten (10) Trading Days immediately prior to the Conversion Date.

(c) Mechanics of Conversion.

(i) ADSs Issuable Upon Conversion of Debenture. The number of ADSs issuable upon conversion of any Conversion Amount (the “ADS Number”) pursuant to this Section 4 shall be determined according to the following formula (the “Conversion Rate”):

ADS Number = A * (B ÷ C)

For the purposes of the foregoing formula:

A= the number of ADS representing Five Million Eight Hundred Fifty Thousand (5,850,000) Ordinary Shares (as adjusted from time to time) (the “ADS Ratio”).

B = the Conversion Amount.

C = the Conversion Price per Ordinary Share (except, with respect to Interest included in such Conversion Amount, the Interest Conversion Rate per Ordinary Share assuming an Interest Payment Date as of such Conversion Date).

(ii) Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “ADS Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date (as defined in the Purchase Agreement), shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in ADSs at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, ADSs representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the 20 Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment prior to the commencement of the Interest Notice Period) and (B) in the event of the Conversion Floor Price Condition, on the applicable ADS Delivery Date the Company shall also deliver to the Holder the applicable Conversion Floor Amount. On or after the earlier of (i) the six-month anniversary of the Original Issue Date or (ii) the Effective Date, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Conversion.

(iii) Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the ADS Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

(iv) Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(c)(ii) by the first (1st) Trading Day following the ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such ADS Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the first (1st) Trading Day following the ADS Delivery Date pursuant to Section 4(c)(ii), and if after such ADS Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such ADS Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the ADSs so purchased exceeds (y) the product of (1) the aggregate number of ADSs that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Debenture as required pursuant to the terms hereof.

(vi) Reservation of Authorized Shares.

(A) Reservation. So long as any Debentures remain outstanding, the Company shall at all times reserve at least 100% of the number of Ordinary Shares (and shall keep available under the ADS Registration Statement 100% of such aggregate number of ADSs), in each case, as shall from time to time be necessary to effect the conversion of all of the Debentures then outstanding (without regard to any limitations on conversions and assuming such Debentures remain outstanding until the Maturity Date) at the Floor Price then in effect (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Debentures based on the original principal amount of the Debentures held by each holder on the Initial Closing Date (as defined in the Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Debentures, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Ordinary Shares reserved and allocated to any Person which ceases to hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the principal amount of the Debentures then held by such holders.

(B) Insufficient Authorized Shares. If, notwithstanding Section 4(c)(vi)(A), and not in limitation thereof, at any time while any of the Debentures remain outstanding the Company does not have a sufficient number of authorized and unreserved Ordinary Shares and/or ADSs, as applicable, to satisfy its obligation to reserve for issuance upon conversion of the Debentures at least a number of Ordinary Shares and/or ADSs, as applicable, equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Ordinary Shares and/or ADSs, as applicable, to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debentures then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, (i) if with respect to Ordinary Shares, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized Ordinary Shares or (ii) if with respect to ADSs, the Company shall amend, modify or replace, as applicable, the Deposit Agreement (as defined in the Purchase Agreement) then in effect with the Depositary (or its successor) to increase the aggregate number of ADSs issuable thereunder. In connection with any such shareholder meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal. In the event that the Company is prohibited from issuing Ordinary Shares or ADSs pursuant to the terms of this Debenture due to the failure by the Company to have sufficient Ordinary Shares available out of the authorized but unissued Ordinary Shares or ADSs available for issuance pursuant to the Deposit Agreement then in effect (such unavailable number of ADSs related thereto, the “Authorized Failure Shares”), as applicable, in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest closing sale price of the ADSs on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 4(c)(vi); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) ADSs to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 4(c)(vi) shall limit any obligations of the Company under any provision of the Purchase Agreement. The Company covenants that all Ordinary Shares and ADSs that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(vii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(viii) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid; provided further that the Holder shall pay any one-time initial issuance fee charged by Deutsche Bank in an amount up to $0.03 per ADS it being understood by the Company that the Holder pay include the amount of such issuance fee as part of a conversion pursuant to Section 4(a) hereof in the applicable Notice of Conversion. The Company shall pay all Depositary fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company’s Depositary setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon conversion of this Debenture. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

Section 5. Certain Adjustments.

(a) Stock Dividends and Share splits. Without limiting any provision of Section 5(b), Section 5(c) or Section 5(d) below, if the Company at any time on or after the Subscription Date (i) pays a share dividend on one or more classes of its then outstanding ADSs and/or Ordinary Shares (or changes the ratio of Ordinary Shares to ADSs) or otherwise makes a distribution on any class of share capital that is payable in ADSs or Ordinary Shares, (ii) subdivides (by any share split, share dividend, recapitalization or otherwise) one or more classes of its then outstanding ADSs and/or Ordinary Shares, as applicable, into a larger number of shares or (iii) combines (by combination, reverse share split or otherwise) one or more classes of its then outstanding ADSs and/or Ordinary Shares, as applicable, into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs outstanding immediately before such event (or, if applicable, the Ordinary Shares outstanding immediately before such event, assuming solely for such purpose that all ADSs were exchanged into Ordinary Shares immediately before such event) and of which the denominator shall be the number of ADSs outstanding immediately after such event (or, if applicable, the Ordinary Shares outstanding immediately before such event, assuming solely for such purpose that all ADSs were exchanged into Ordinary Shares immediately after such event). Any adjustment pursuant to this Section 5(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(b) Adjustment Upon Issuance of Ordinary Shares. If and whenever on or after the Original Issue Date, the Company grants, issues or sells, (or enters into any agreement to grant, issue or sell), or in accordance with this Section 5(b) is deemed to have issued or sold, any Ordinary Shares or ADSs (including the issuance or sale of Ordinary Shares or ADSs owned or held by or for the account of the Company, but excluding any Exempt Issuances issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Fixed Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Fixed Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of this Section 5(b), any Ordinary Shares issued or deemed issued shall be deemed to be issued as ADSs and the New Issuance Price shall be deemed to be the price per ADS issued or deemed issued therefor. For all purposes of the foregoing (including, without limitation, determining the adjusted Fixed Conversion Price and the New Issuance Price under this Section 5(b)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one Ordinary Share is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale, issuance or sale (or the time of execution of such agreement to grant, issue or sell, as applicable) of such Option for such price per share. For purposes of this Section 5(b)(i), the “lowest price per share for which one Ordinary Share is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Ordinary Share upon the granting, issuance or sale (or pursuant to the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one Ordinary Share is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale (or the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Ordinary Shares or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one Ordinary Share is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 5(b)(ii), the “lowest price per share for which one Ordinary Share is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Ordinary Share upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one Ordinary Share is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale (or the agreement to issue or sell, as applicable)of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Debenture has been or is to be made pursuant to other provisions of this Section 5(b), except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Ordinary Shares increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 4(e)(i)), the Fixed Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 5(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 5(b) shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per Ordinary Share with respect to such Primary Security shall be deemed to be the lower of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one Ordinary Share is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Sections 5(b)(i) or 5(b)(ii) above and (z) the lowest VWAP of the ADSs on any Trading Day during the five (5) Trading Day period (the “Adjustment Period”) immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the applicable Trading Market on a Trading Day, such Trading Day shall be the first Trading Day in such five Trading Day period and if this Debenture is exercised, on any given Conversion Date during any such Adjustment Period, solely with respect to such portion of this Debenture converted on such applicable Conversion Date, such applicable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Conversion Date). If any Ordinary Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Ordinary Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(vi) Issuances (and Deemed Issuances) of Ordinary Shares without ADSs. Notwithstanding anything herein to the contrary, to the extent the Company, directly or indirectly, issues (or enters into any agreement to issue) any Ordinary Shares without a corresponding issuance of (or agreement to subsequently issue) ADSs, in full, for the purpose of this Section 5(b), the Company shall be deemed to have issued ADSs, in full, with respect thereto.

(vii) Voluntary Adjustment by Company. Subject to the rules and regulations of the principal Trading Market of the ADSs, the Company may at any time during the term of this Debenture, with the prior written consent of the Required Holders (as defined in the Purchase Agreement), reduce the then current Conversion Price of each of the Debentures to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(b) above and Section 5(d) below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of ADSs and/or Ordinary Shares, as applicable (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of ADSs (or underlying Ordinary Shares, as applicable) acquirable upon complete conversion of this Debenture (without taking into account any limitations or restrictions on the convertibility of this Debenture and assuming for such purpose that the Debenture was converted at the Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of ADSs and/or Ordinary Shares, as applicable, are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Beneficial Ownership Limitation (and shall not be entitled to beneficial ownership of such ADSs as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(d) Pro Rata Distributions. In addition to any adjustments pursuant to Sections 6 and 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of Ordinary Shares or ADSs, as applicable, by way of return of capital or otherwise (including without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of ADSs (or underlying Ordinary Shares, as applicable) acquirable upon complete conversion of this Debenture (without taking into account any limitations or restrictions on the convertibility of this Debenture and assuming for such purpose that the Debenture was converted at the Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs, as applicable, are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to the extent of the Beneficial Ownership Limitation (and shall not be entitled to beneficial ownership of such ADSs or Ordinary Shares, as applicable, as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

(e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of ADSs and/or Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the ADSs are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding ADSs and/or Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(f) Change in ADS Ratio. If, after the date of issuance, the ADS ratio is increased or reduced, then the number of Conversion Shares to be provided on conversion of the Debentures will be reduced or increased (respectively) in inverse proportion to the change in the ADS ratio of ADSs per ADS.

(g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding any treasury shares of the Company) issued and outstanding.

(h) Notice to the Holder.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the ADSs or Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the ADSs are converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Affirmative Covenants.

(a) Purchased Tokens Controlled Account. All Purchased Tokens shall be (x) deposited by the Company with the Custodian in the Blocked Custodial Account (as defined in the Security Agreement) and (y) Staked (as defined in the Security Agreement) in accordance with the terms of the Security Agreement.

(b) Initial Share Split Authority. At all times after the three (3) month anniversary of the Initial Closing Date (the “Initial Share Split Authority Deadline”), so long as any Debentures remain outstanding, the board of directors of the Company shall have obtained the authority from the shareholders of the Company (and such authority shall be effective and available to the board of directors of the Company at all times after the Initial Share Split Authority Deadline that any Debentures remain outstanding) to effect one or more reverse share splits (the “Initial Share Split Authority”) of the ADSs (each, a “Reverse Share Split”) at a ratio within the range from 1-for-5 up to 1-for-250 (the “Reverse Share Split Ratio”), other than a Reverse Share Split is required, in the good faith determination of the Board of Directors, to maintain the listing of the ADS on the primary Trading Market in which the ADSs is then listed.

(c) Subsequent Share Split Authority. At all times after three (3) months following a Reverse Share Split (each, a “Subsequent Share Split Authority Deadline”), so long as any Debentures remain outstanding, the board of directors of the Company shall have obtained the authority from the shareholders of the Company (and such authority shall be effective and available to the board of directors of the Company at all times after the Subsequent Share Split Authority Deadline that any Debentures remain outstanding) to effect a one or more Reverse Share Splits at the Reverse Share Split Ratio (each, a “Subsequent Share Split Authority”, and together with the Initial Share Split Authority, the “Share Split Authority”), other than a Reverse Share Split is required, in the good faith determination of the Board of Directors, to maintain the listing of the ADS on the primary Trading Market in which the ADSs is then listed.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of at least 67% in principal amount of the then outstanding Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of Ordinary Shares or Ordinary Shares Equivalents (as defined in the Purchase Agreement) other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents and (ii) repurchases of Ordinary Shares or Ordinary Shares Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness (as defined in the Purchase Agreement), other than the Debentures if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

(f) pay cash dividends or distributions on any equity securities of the Company;

(g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

(h) alter or change the rights, preferences or privileges of the Debentures as a class;

(i) approve the liquidation or dissolution of the Company or any Subsidiary; or

(j) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder under any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Trading Days;

(ii) the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver ADSs to the Holder upon conversion, which breach is addressed in clause (xi) below) or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

(iii) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

(iv) any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(v) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event; the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vi) the ADSs shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

(vii) the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(viii) the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

(ix) any Person shall breach any agreement delivered to the initial Holders pursuant to Section 2.2 of the Purchase Agreement;

(x) the electronic transfer by the Company of ADSs and/or Ordinary Shares through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

(xi) any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or

(xii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred.

(xiii) the Company’s failure to receive Share Split Authority by the Initial Share Split Authority Deadline or Subsequent Share Split Authority Deadline, as applicable;

(xiv) either (x) the Custodian (as defined in the Security Agreement) ceases to be the custodian of the Purchased Tokens without the prior written consent of the Collateral Agent (as defined in the Purchase Agreement) (with any appointment by the Treasury Subsidiary of a replacement custodian for the Purchased Tokens acceptable to the Collateral Agent, in its sole discretion), (y) the Collateral Agent fails to have electronic access to the records of the Custodian with respect to Tokens held by the Company and/or any of its Subsidiaries, from time to time, or (z) the Company issues any instructions, directly or indirectly, to the Custodian in violation of any term or condition of any Debenture or any other Transaction Documents;

(xv) any provision of any Transaction Document (including, without limitation, the Security Documents (as defined in the Purchase Agreement) and the Guaranties (as defined in the Purchase Agreement)) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Security Documents and the Guaranties);

(xvi) any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xvii) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could have a Material Adverse Effect (as defined in the Purchase Agreement); or

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

(c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS DEBENTURE OR ANY TRANSACTION CONTEMPLATED HEREBY. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. The Company (on behalf of itself and each of its Subsidiaries) hereby appoints the agent for service of process listed in Schedule 9(a) to the Purchase Agreement, as its agent for service of process in New York. The choice of the laws of the State of New York as the governing law of this Debenture is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The choice of laws of the State of New York as the governing law of this Debenture will be honored by competent courts in Singapore, subject to compliance with relevant Singapore civil procedural requirements. The Company or any of their respective properties, assets or revenues does not have any right of immunity under Cayman Islands, Singapore or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands and the Singapore, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Debenture; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Debenture and the other Transaction Documents.

(e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

(f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

(j) Security. This Debenture and the other Debentures are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement, the other Security Documents and the Guaranties).

(k) Disclosure. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Report of Foreign Private Issuer on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 8(j) shall limit any obligations of the Company, or any rights of the Holder, under Section 4.6 of the Purchase Agreement.

(l) ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

LION GROUP HOLDING LTD.

By:
Name:	Chunning Wang
Title:	Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Senior Secured Convertible Debenture due September 28, 2029 of Lion Group Holding Ltd., a Cayman Islands exempted company (the “Company”), into ADSs of the Company according to the conditions hereof, as of the date written below. If ADSs are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Ordinary Shares does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Ordinary Shares.

Date of Conversion:

Aggregate Principal to be converted at the Conversion Price:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal to be converted at the Interest Conversion Rate:

Aggregate accrued and unpaid Late Fees with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted at the Conversion Price:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Interest Conversion Rate:

Number of ADSs to be issued:

Please issue the ADSs into which the Debenture is being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as an ADR certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

For Deliveries of ADSs into DTC:

DTC Participant Name:

DTC Participant Account No.:

Beneficial Owner Name:

Beneficial Owner Account Name:

Beneficial Owner Account No.:

Reference Code (if any):

Contact Person at DTC Participant:

Date: _____________ __, _____

Name of Registered Holder

By:
Name:
Title:

Tax ID:

E-mail Address:

Schedule 1

CONVERSION SCHEDULE

The Senior Secured Convertible Debentures due on September 28, 2029 in the aggregate principal amount of $3,000,000.00 are issued by Lion Group Holding Ltd., a Cayman Islands exempted company. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest